UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2006

MORGAN BEAUMONT, INC.

(Exact name of Registrant as specified in charter)

NEVADA	000-33389	65-1071956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6015 31st Street East, Bradenton, FL 34203

(Address of principal executive offices)

Registrant’s Telephone Number, Including Area Code: 941-753-2875

Item 8 Other Events.

(a) Agreement with PBS.

On February 22, 2006, we entered into a Share Exchange and Cooperation Agreement with Products Benefits Systems Corporation (“PBS”) pursuant to which we will issue shares of our restricted common stock to PBS and PBS will issue shares of PBS’ restricted common stock to us. We will also provide assistance to support PBS in its business and PBS will pay to us a monthly fee for each of its MaxUM Plan customers. For each $125,000 in net profit fees generated for us from the sale of PBS products and services, excluding our core products such as debit cards and associated fees from our SIRE network, PBS shall receive options to purchase our common stock at a price equal to the average trading price of our stock for the quarter. A copy of this agreement is attached hereto as Exhibit 8.1.1.

(b) Agreement with i2C.

On March 22, 2006, we entered into an agreement with i2C pursuant to which we will provide our SIRE Network and our 100,000+ convenient nationwide locations as a load network for the numerous stored value card programs of i2C. Additionally i2C will provide transaction processing and card management services for our card programs. A copy of this agreement is attached hereto as Exhibit 8.1.2.

(c) Annual Meeting of Shareholders.

We completed our annual meeting of shareholders on March 17, 2006 where our shareholders voted affirmatively for the election of seven (7) directors, for the approval of our annual report for the period ended September 30, 2005 and for the ratification of the selection of our independent public accountants for the fiscal year ending September 30, 2005.

(d) Engagement of Midtown Partners, LLP.

We engaged the placement firm of Midtown Partners & Co, LLC to find accredited investors that are willing and able to invest in our proposed private placement in the United States of up to six million dollars of our securities.

(e) Press Releases.

On March 1, 2006, we released a press release announcing the expansion of the strategic partnership with Products Benefits Systems, as more fully described above. A copy of this press release is attached hereto as Exhibit 8.2.1.

On March 6, 2006, we released a press release announcing our participation in the ValueRich Small-Cap Financial Expo in Miami. A copy of this press release is attached hereto as Exhibit 8.2.2.

On March 20, 2006, we released a press release announcing our attendance, exhibition and presentation at the Intele-CardExpo to be held at the Miami Beach Convention Center, Miami Beach, Florida on March 21 through 23, 2006. A copy of this press release is attached hereto as Exhibit 8.2.3.

On March 22, 2006 we released a press release announcing our agreement with i2C, as more fully described above. A copy of this press release is attached hereto as Exhibit 8.2.4.

On March 24, 2006 we released a press release announcing that we will be the exclusive provider of debit cards for the Great American Discount Buyer’s Association (“GADBA”). In addition to providing our prepaid stored value card to GADBA members, GADBA will also market all of or other prepaid stored value card products and services including payroll cards, prepaid telephone cards and SIRE Network services through its association web site and printed catalogs. We will also be able to offer GADBA membership and services to our cardholders. A copy of this press release is attached hereto as Exhibit 8.2.5.

Item 9 Exhibits.

There are no exhibits included herein.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MORGAN BEAUMONT, INC.

By:	/s/ Clifford Wildes
Print:	Clifford Wildes
Title:	CEO, Treasurer and Director
Dated:	March 30, 2006

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT
8.1.1.	Share Exchange and Cooperation Agreement with PBS
8.1.2.	Agreement with i2C
8.2.1.	Press Release issued March 1, 2006
8.2.2.	Press Release issued March 6, 2006
8.2.3.	Press Release issued March 20, 2006
8.2.4.	Press Release issued March 22, 2006
8.2.5.	Press Release issued March 24, 2006

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